UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 100
Denver, Colorado		80206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 780-7389

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Tekne Implementation Agreement

On October 15, 2026, Nuburu, Inc. (the “Company”) and its wholly owned subsidiary, Nuburu Defense, LLC (“Nuburu Defense”), entered into the Tekne Implementation Agreement (the “Agreement”) with Tekne S.p.A. (“Tekne”) and Ambrogio D’Arrezzo, Carlo Ulacco, and Andrea Lodi (collectively, the “Existing Shareholders”). Pursuant to the Agreement, on October 15, 2026, Nuburu Defense completed the acquisition of 745,759 shares of Tekne (the “Sale Shares”), representing an additional approximately 67.1% interest in Tekne, from the Existing Shareholders (the “Tekne Acquisition”). Together with its previously held approximately 2.9% interest, Nuburu Defense now owns 70% of Tekne, and the Existing Shareholders retain 30%. The fixed purchase price is €5,200,000 (the “Purchase Price”), consisting of €1,200,000 paid on October 15, 2026, and €1,000,000 payable by each of December 31, 2026, January 31, 2027, February 28, 2027 and March 31, 2027, with such €4,000,000 being the “Deferred Price.” The Company and Nuburu Defense are jointly and severally liable for the Purchase Price, which is payable pro rata to the Existing Shareholders. As security for payment of the Deferred Price, Mr. D’Arrezzo is continuing to hold a bond with an aggregate nominal amount equivalent to approximately US$4.2 million transferred by S.F.E. Equity Investments SARL on behalf of the Company.

In addition to the Purchase Price, the Company and Nuburu Defense have agreed to pay aggregate additional consideration of €20,000,000 in cash pro rata to the Existing Shareholders (the “Earn-Out”). Annual payments are calculated as 5% of Tekne’s annual revenues for fiscal years 2027 through 2036, determined from financial statements prepared in accordance with U.S. generally accepted accounting principles, subject to a minimum annual payment of €2,000,000 (the “Guaranteed Annual Minimum”) regardless of Tekne’s revenue and an aggregate payment cap of €20,000,000. The Earn-Out is payable annually by June 30 of the following year, beginning in 2028, until the full €20,000,000 has been paid. The Company and Nuburu Defense are jointly and severally liable for the Guaranteed Annual Minimum. If the Guaranteed Annual Minimum is not paid by the June 30 deadline, the Company and Nuburu Defense must pay it within an additional 60 days. If it remains unpaid after that period, the Existing Shareholders may demand payment of the entire remaining unpaid Earn-Out balance in a single payment within a further 120 days, for which the Company and Nuburu Defense are jointly and severally liable. The Agreement also provides for recovery expenses and interest if the accelerated balance remains unpaid.

In connection with the reduction of the Earn-Out from €29,692,000 under the previously disclosed May 2026 investment agreement among the parties to €20,000,000, the Company and Nuburu Defense agreed to an irrevocable waiver (the “Waiver”) of €29,694,958.28 payable to the Company by Tekne, including the €27,693,000 Tekne convertible receivable owed to the Company, as a capital contribution to Tekne without any right to repayment or issuance of additional shares (the “Recapitalization”). The Recapitalization does not dilute the Existing Shareholders and does not change the 70% ownership of Tekne by Nuburu Defense and 30% ownership by the Existing Shareholders.

The Agreement provides for adoption of new articles of association for Tekne and appointment of a new three-member board of directors, consisting of two directors designated by Nuburu Defense and one director designated by the Existing Shareholders. It also provides for relevant director and, where legally permissible, statutory auditor resignations and for director releases and indemnities, excluding intentional misconduct and gross negligence. Nuburu Defense must procure the Company’s joint and several compliance with those release obligations while the Company controls Nuburu Defense. The Agreement further provides for a six-month consulting engagement between Mr. D’Arrezzo and Tekne, with fixed gross compensation at an annual rate of €120,000, payable monthly on a pro rata basis (€10,000 per month, or €60,000 for the six-month term), plus applicable VAT and a sales commission equal to 3% of the value of each individual commercial contract relating to proposals originated by him. The consultancy includes exclusivity, non-compete and non-solicitation obligations; specified non-compete and business-opportunity referral obligations continue while Mr. D’Arrezzo remains a Tekne shareholder.

While the Existing Shareholders and their permitted successors collectively hold at least 20% of Tekne, the new articles require approval by holders of a majority of those minority shares for specified reserved matters, subject to stated exceptions. These include certain equity issuances, reorganizations, strategic technology or intellectual property transfers, and changes to shareholder rights. Transfers of control also require the purchaser to assume the unpaid Earn-Out and provide suitable guarantees, subject to the Existing Shareholders’ reasonable judgment following consultation with Nuburu Defense.

Under the Agreement, until the Earn-Out has been fully paid or is otherwise no longer due, the Company and Nuburu Defense have agreed not to assign, transfer or outsource, directly or indirectly and in whole or in part, services or orders within Tekne’s defined existing vehicle and RF frequency-interdiction business to other group companies or third parties, except pursuant to a specific prior written authorization from the Existing Shareholders. They also agreed to procure that the relevant services and products are contracted directly or indirectly through Tekne at prices consistent with its business plan.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, an English translation of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 19, 2026, the Company received a public warning letter (the “Letter”) from NYSE Regulation on behalf of NYSE American LLC (the "Exchange"). The Exchange issued the Letter under Section 1009(a)(i) of the NYSE American Company Guide after determining that the Company violated Section 401(a), which requires immediate public disclosure of material information. The finding concerns two material events effective September 30, 2026 that the Company disclosed in a Form 8-K filed on October 6, 2026: a side letter with Esousa Group Holdings, LLC and other purchasers related to certain terms of the Company's July 2026 public offering of common stock, warrants and Series B preferred stock; and an agreement with Brick Lane Capital Management Limited ("Brick Lane") to return shares of Heckler & Koch AG purchased by the Company from Brick Lane in exchange for cancellation of a $15 million promissory note.

The Letter cites previous violations by the Company of the Company Guide. In light of that history, NYSE Regulation explicitly stated that any future violation that could lead to a public warning letter under Section 1009 of the Company Guide will instead result in immediate suspension and commencement of delisting proceedings against the Company under Parts 4 and 10 of the Company Guide. The Letter does not itself suspend trading or commence delisting proceedings. A press release announcing the Company’s receipt of the Letter was published on October 19, 2026

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description
2.1†	English translation of the Tekne Implementation Agreement, dated October 15, 2026, among Nuburu, Inc., Nuburu Defense, LLC, Tekne S.p.A., Ambrogio D’Arrezzo, Carlo Ulacco and Andrea Lodi
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(2). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward-Looking Statements

This Current Report contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Current Report may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Many factors may cause the Company's actual results to differ materially from current expectations, including but not limited to: (1) the integration of Tekne and realization of the anticipated benefits of the Tekne Acquisition; (2) the success of the Company’s transformation plan; (3) failure to achieve expectations regarding business development and the Company’s acquisition strategy; (4) the inability to access sufficient capital to operate; (5) the inability to recognize the anticipated benefits of acquisitions; (6) the ability to meet NYSE American listing standards; (7) changes in applicable laws or regulations; (8) adverse economic, business, or competitive factors; (9) volatility in the financial system and markets caused by geopolitical and economic factors; and (10) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not give any assurance that it will achieve its expected results. The Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	October 21, 2026	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman and Co-Chief Executive Officer